Name:               Bankers Trust Corporation

Address:            130 Liberty Street
                    New York, NY  10006

Designated Filer:   BT Capital SBIC, L.P.

Issuer & Ticker Symbol:  American Physician Partners, Inc. (APPM)

Date of Event
    Requiring Statement: August 3, 1999

Signature:                          BANKERS TRUST CORPORATION

Dated: August 12, 1999              By: /s/  James T. Byrne
                                       ----------------------------------------
                                       Name:   James T. Byrne
                                       Title:  Sr. Vice President and Secretary